Exhibit 10.48

VOLUNTARY ADJUSTMENT AND CONSENT AGREEMENT

This Voluntary Adjustment and Consent Agreement (this “Agreement”) is entered into as of July 10, 2014, by and between Digital Ally, Inc., a Nevada corporation (the “Company”), and the investor signatory hereto (the “Investor”), with reference to the following facts:

A. The Company and certain investors (including the Investor) (the “Buyers”) are parties to that certain Securities Purchase Agreement, dated as of March 21, 2014 (as amended as of the date hereof, the “Securities Purchase Agreement”), pursuant to which on March 24, 2014 the Company sold, and the Buyers listed on the Schedule of Buyers attached thereto purchased, among other things, certain senior secured convertible notes (as amended as of the date hereof, the “Notes”) convertible into Conversion Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Notes, Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement;

B. Pursuant to Section 7(d) of the Notes, the Company desires to reduce the Conversion Price (as defined in the Notes) in effect to $6.25 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) solely during the period commencing on, and including, July 10, 2014 and ending, and including, July 14, 2014 (the “Voluntary Adjustment”, and such period, the “Voluntary Adjustment Period”);

C. Concurrently herewith, the Company has also requested that each other holder of Notes enter into agreements in form and substance identical to this Agreement (the “Other Agreements”, and together with this Agreement, the “Agreements”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Effective Date. Upon such date as the Required Holders (as defined in the Notes) shall have executed Agreements, this Agreement shall be deemed effective as of July 10, 2014 (the “Effective Date”).

2. Consents. The Investor hereby consents to the Voluntary Adjustment during the Voluntary Adjustment Period.

3. Ratification. The Company hereby confirms and agrees that, except as set forth in Section 2 above, (i) the Securities Purchase Agreement, the Notes, the Securities, the Security Documents, the Guarantees and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, (ii) to the extent that the Security Documents, the Guarantees or any other Transaction Document purports to assign or pledge to the Buyers and the holders of the Securities, or to grant a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Notes and any other Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Notes, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Buyers under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

4. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the form of the Agreements as an exhibit to such filing (including all attachments, schedules and exhibits thereto, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing.

5. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document or Other Agreement. Nothing contained herein or in any Other Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement or any other Transaction Document and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

6. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. Amendments. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the terms of the Existing Securities Purchase Agreement.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Existing Securities Purchase Agreement.

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

THE INVESTOR: Hudson Bay master fund ltd.

By:	/s/ George Antonopoulos
Name:	George Antonopoulos
Title:	Authorized Signatory

THE COMPANY:

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and CEO